Exhibit 99.2

Fourth Quarter and Full Year 2016 Financial Review and Analysis (preliminary, unaudited) Supplemental Presentation Materials Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same periods in the prior year. February 1, 2017

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) competitors' actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2015 Form 10-K, filed on February 24, 2016 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. In accordance with Regulations G and S-K, reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in Appendix B of this document and the financial schedules accompanying the earnings news release for the quarter (see Attachments [A-4 through A-8] to news release dated February 1, 2017). Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. Sales change (ex. currency) refers to the increase or decrease in sales excluding the estimated impact of currency translation. We believe that organic sales and sales change (ex. currency) assists investors in evaluating the sales growth from the ongoing activities of our businesses and provides greater ability to evaluate our results from period to period. Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales. Adjusted income from continuing operations refers to reported income from continuing operations tax-effected at the full year tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, tax-effected at the full year tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted EBITDA refers to earnings before interest expense, taxes, depreciation, and amortization, excluding restructuring costs and other items. We believe that adjusted operating margin, adjusted income from continuing operations, adjusted EPS and adjusted EBITDA assist investors in understanding our core operating trends and comparing our results with those of our competitors. Net debt to adjusted EBITDA refers to total debt less cash and cash equivalents, divided by adjusted EBITDA. We believe that the net debt to adjusted EBITDA ratio assists investors in understanding our leverage position. Return on total capital refers to income from continuing operations excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. We believe that return on total capital assists investors in understanding our ability to generate returns from our capital. Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions. This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com.

Full Year Overview Delivered double-digit EPS growth, above expectations Reported EPS of $3.54; up 20% Adjusted EPS (non-GAAP) of $4.02; up 17% Strong topline performance driven by accelerated growth in high value categories and disciplined execution in the base Reported sales growth of 2% (~4% organic, ~1% from M&A) Executing M&A strategy focused on high value categories Operating margin up 90 bps driven by productivity and volume leverage Executing our disciplined capital allocation strategy: increasing pace of investment, including M&A, and return of cash to shareholders Free cash flow of $387 mil. Repurchased 3.8 mil. shares (2 mil. net of dilution)

Full Year Overview (cont.) and Outlook Label and Graphic Materials delivered another year of strong organic sales growth and margin expansion Retail Branding and Information Solutions delivered solid organic growth while accelerating margin expansion Continued strength in RFID and solid volume growth in the base business On track to deliver long-term profitability target despite challenging apparel market Industrial and Healthcare Materials results as anticipated Results reflected anticipated loss in broader healthcare categories Segment expected to return to profitable growth in 2H 2017 Targeting continued progress toward our long-term goals in 2017 Reported EPS of $4.10 to $4.30 Adjusted EPS (non-GAAP) of $4.30 to $4.50

Realigned reporting segments to reflect new operating structure Label and Graphic Materials (LGM) $4.2 bil.(1) Retail Branding and Information Solutions (RBIS) $1.4 bil.(1) Industrial and Healthcare Materials (IHM) $0.5 bil. (1) Label and Packaging Materials(2) Graphics Solutions(2) Reflective Solutions(2) Tickets, tags and labels for apparel Radio-frequency identification Printer Solutions Performance Tapes(2) Fasteners Solutions(3) Vancive Medical Technologies 2016 Net Sales Previously part of Pressure-sensitive Materials segment Previously part of Retail Branding and Information Solutions segment

Full year segment results ($ in millions) New Segments Net Sales Rptd. Sales Change GAAP Oper. Income GAAP Oper. Margin LGM $4,187 4% LGM $516 12.3% RBIS $1,445 0% RBIS $103 7.1% IHM $454 -8% IHM $55 12.0% Previous Segments Segment New Segments Net Sales Org. Sales Change Adj. Net Sales Org. Sales Change PSM $4,503 4% ($316) LGM $4,187 5% RBIS $1,522 3% ($76) RBIS $1,445 3% Vancive $62 -15% $392 IHM $454 -8% Previous Segments Segment New Segments Adj. Oper. Income Adj. Oper. Margin Adj. Adj. Oper. Income Adj. Oper. Margin PSM $567 12.6% ($37) LGM $529 12.6% RBIS $133 8.7% ($20) RBIS $112 7.8% Vancive ($1) -1.2% $57 IHM $57 12.5%

Fourth Quarter Overview Fourth quarter EPS above expectations driven by strong sales growth Reported sales of $1.55 bil., up approximately 7% compared to prior year Sales growth (ex. currency) of 8% Organic sales growth of ~5% Operating margin, as reported, improved 180 basis points, primarily due to lower restructuring charges Adjusted operating margin improved 70 basis points as the impact of higher volume and productivity initiatives was partly offset by other items Reported EPS of $0.69 Adjusted EPS (non-GAAP) of $0.99 Free cash flow of $139 mil.

Fourth Quarter Segment Overview Label and Graphic Materials Reported sales of $1.06 bil., up approximately 10% compared to prior year Sales up ~7% on organic basis Sales in Label and Packaging Materials increased mid-single digits and the combined Graphics and Reflective businesses increased low-double digits on an organic basis Operating margin improved 70 basis points to 11.3% as the impact of higher volume was partially offset by other items Adjusted operating margin improved 70 basis points to 11.5% Retail Branding and Information Solutions Reported sales of $376 mil., up approximately 3% compared to prior year Sales up ~5% on an organic basis Operating margin improved 610 basis points to 9.3%, primarily due to lower restructuring charges Adjusted operating margin improved 220 basis points to 10.0% as the net savings associated with the business model transformation and the impact of higher volume were partially offset by higher employee-related costs

Fourth Quarter Segment Overview Industrial and Healthcare Materials Reported sales of $111 mil., down approximately 8% compared to prior year Sales down ~10% on an organic basis, as expected Strong growth in industrial was more than offset by expected decline in healthcare categories Operating margin declined 360 basis points to 8.8% as the impact of lower volume was only partially offset by the benefit of productivity initiatives Adjusted operating margin declined 310 basis points to 9.7%

On track to achieve 2018 targets 4% – 5% CAGR(1) Organic Sales Growth 9%–10% in 2018 Operating Margin 16%+ in 2018 Return on Total Capital (ROTC) 12% – 15%+ CAGR(1) Adjusted(2) EPS Growth 1.7x to 2.0x Net Debt to Adjusted(2) EBITDA 2014 – 2018 TARGETS 4% 3 Yr CAGR 8.8% in 2016 Adj(2): 9.9% in 2016 17% in 2016 14% 3 Yr CAGR 1.4x in 2016 2014 – 2016 RESULTS (1) Reflects five-year compound annual growth rates, with 2013 as the base period (2) Excluding restructuring charges and other items

Contributing Factors to 2017 Results Reported net sales change of 1.5% to 3.0%: Ex. currency sales growth of 4.5% to 6.0% Organic sales growth of 3.0% to 4.0% Currency translation EBIT headwind of ~$22 mil., assuming recent rates Incremental savings of $40 mil. to $50 mil. from restructuring actions Fixed and IT capital spend of ~$215 mil. Free cash flow conversion of ~100% (GAAP net income) Tax rate in the low-thirty percent range Average shares outstanding (assuming dilution) of 88 mil. to 89 mil. 2017 EPS Guidance Add Back: Est. restructuring costs and other items ~$0.20 Adjusted EPS (non-GAAP) Reported EPS $4.10 – $4.30 $4.30 – $4.50

Appendix A: Supplemental segment results

Historical trends – new reporting segments

($ in millions)	FY12	FY13	FY14	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16
Label and Graphic Materials													
Reported Sales	$ 3,959.8	$ 4,137.3	$ 4,298.7	$ 1,032.9	$ 1,029.0	$ 999.6	$ 970.6	$ 4,032.1	$ 1,012.6	$ 1,064.6	$ 1,046.3	$ 1,063.8	$ 4,187.3
Organic Sales Change	3%	5%	4%	4%	6%	5%	6%	5%	5%	5%	4%	7%	5%
Adjusted Operating Income (non-GAAP)[1]	$ 370.2	$ 421.6	$ 438.4	$ 117.3	$ 123.6	$ 119.8	$ 104.8	$ 465.5	$ 128.7	$ 144.5	$ 133.4	$ 122.6	$ 529.2
Adjusted Operating Margin (non-GAAP)[1]	9.3%	10.2%	10.2%	11.4%	12.0%	12.0%	10.8%	11.5%	12.7%	13.6%	12.7%	11.5%	12.6%
Retail Branding and Information Solutions													
Reported Sales	$ 1,462.6	$ 1,534.9	$ 1,516.0	$ 368.8	$ 364.2	$ 347.2	$ 363.2	$ 1,443.4	$ 359.5	$ 358.5	$ 351.5	$ 375.9	$ 1,445.4
Organic Sales Change	3%	5%	-2%	2%	-2%	4%	8%	3%	5%	2%	2%	5%	3%
Adjusted Operating Income (non-GAAP)[1]	$ 63.7	$ 84.4	$ 90.5	$ 20.0	$ 25.0	$ 24.1	$ 28.2	$ 97.3	$ 24.7	$ 25.5	$ 24.7	$ 37.5	$ 112.4
Adjusted Operating Margin (non-GAAP)[1]	4.4%	5.5%	6.0%	5.4%	6.9%	6.9%	7.8%	6.7%	6.9%	7.1%	7.0%	10.0%	7.8%
Industrial and Healthcare Materials													
Reported Sales	$ 441.1	$ 467.8	$ 515.6	$ 126.3	$ 122.8	$ 121.3	$ 121.0	$ 491.4	$ 113.4	$ 118.4	$ 110.9	$ 111.1	$ 453.8
Organic Sales Change	10%	7%	10%	6%	5%	4%	6%	5%	-6%	-3%	-10%	-10%	-8%
Adjusted Operating Income (non-GAAP)[1]	$ 26.0	$ 41.1	$ 49.5	$ 14.9	$ 17.5	$ 17.2	$ 15.5	$ 65.1	$ 15.9	$ 17.1	$ 12.7	$ 10.8	$ 56.5
Adjusted Operating Margin (non-GAAP)[1]	5.9%	8.8%	9.6%	11.8%	14.3%	14.2%	12.8%	13.2%	14.0%	14.4%	11.5%	9.7%	12.5%
Corporate Expense (non-GAAP)[1]	$ (80.6)	$ (88.4)	$ (82.5)	$ (23.1)	$ (22.3)	$ (23.3)	$ (22.5)	$ (91.2)	$ (24.9)	$ (22.2)	$ (23.5)	$ (25.3)	$ (95.9)

(1) Excludes severance and related costs, asset impairment and lease cancellation charges, and other items.

14 | Fourth Quarter and Full Year 2016 Financial Review and Analysis | February 1, 2017

AVERY DENNISON Inspired Brands. Intelligent World.

Fourth quarter segment results ($ in millions) New Segments Net Sales Rptd. Sales Change GAAP Oper. Income GAAP Oper. Margin LGM $1,064 10% LGM $121 11.3% RBIS $376 3% RBIS $35 9.3% IHM $111 -8% IHM $10 8.8% Previous Segments Segment New Segments Net Sales Org. Sales Change Adj. Net Sales Org. Sales Change PSM $1,142 6% ($78) LGM $1,064 7% RBIS $395 5% ($19) RBIS $376 5% Vancive $14 -21% $97 IHM $111 -10% Previous Segments Segment New Segments Adj. Oper. Income Adj. Oper. Margin Adj. Adj. Oper. Income Adj. Oper. Margin PSM $130 11.4% ($7) LGM $123 11.5% RBIS $42 10.7% ($5) RBIS $38 10.0% Vancive ($1) -8.0% $12 IHM $11 9.7%

Fourth Quarter Segment Sales and Margins 4Q16 Reported Organic Sales Change: Label and Graphic Materials 10% 7% Retail Branding and Information Solutions 3% 5% Industrial and Healthcare Materials (8)% (10)% Total Company 7% 5% Adjusted As Reported (Non-GAAP) 4Q16 4Q15 4Q16 4Q15 Operating Margin: Label and Graphic Materials 11.3% 10.6% 11.5% 10.8% Retail Branding and Information Solutions 9.3% 3.2% 10.0% 7.8% Industrial and Healthcare Materials 8.8% 12.4% 9.7% 12.8% Total Company 9.1% 7.3% 9.4% 8.7%

Full Year Segment Sales and Margins FY16 Reported Organic Sales Change: Label and Graphic Materials 4% 5% Retail Branding and Information Solutions 0% 3% Industrial and Healthcare Materials (8)% (8)% Total Company 2% 4% Adjusted As Reported (Non-GAAP) FY16 FY15 FY16 FY15 Operating Margin: Label and Graphic Materials 12.3% 11.2% 12.6% 11.5% Retail Branding and Information Solutions 7.1% 3.6% 7.8% 6.7% Industrial and Healthcare Materials 12.0% 11.6% 12.5% 13.2% Total Company 8.8% 7.9% 9.9% 9.0%

Appendix B: Reconciliation of GAAP to Non-GAAP Financial Measures

Organic Sales Change (new segments)

Label and Graphic Materials	FY12	FY13	FY14	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16
Reported sales change	-1%	4%	4%	-2%	-6%	-6%	-11%	-6%	-2%	3%	5%	10%	4%
Estimated change in sales due to:													
Foreign currency translation	4%	0%	2%	9%	12%	11%	10%	10%	7%	2%	2%	1%	3%
Acquisitions, net of divestitures	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	-2%	-3%	-1%
Extra week in fiscal year	0%	0%	-1%	-3%	0%	0%	7%	1%	0%	0%	0%	0%	0%
Organic sales change[1]	3%	5%	4%	4%	6%	5%	6%	5%	5%	5%	4%	7%	5%

Retail Branding and Information Solutions	FY12	FY13	FY14	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16
Reported sales change	2%	5%	-1%	0%	-8%	-5%	-6%	-5%	-3%	-2%	1%	3%	0%
Estimated change in sales due to:													
Foreign currency translation	1%	0%	1%	5%	4%	4%	3%	4%	3%	1%	1%	1%	2%
Acquisitions, net of divestitures	0%	0%	0%	0%	1%	4%	4%	2%	4%	2%	0%	0%	2%
Extra week in fiscal year	0%	0%	-1%	-3%	0%	0%	7%	1%	0%	0%	0%	0%	0%
Organic sales change[1]	3%	5%	-2%	2%	-2%	4%	8%	3%	5%	2%	2%	5%	3%

Industrial and Healthcare Materials	FY12	FY13	FY14	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16
Reported sales change	4%	6%	10%	0%	-6%	-5%	-8%	-5%	-10%	-4%	-9%	-8%	-8%
Estimated change in sales due to:													
Foreign currency translation	6%	0%	1%	8%	11%	9%	7%	9%	4%	0%	2%	1%	2%
Acquisitions, net of divestitures	0%	1%	0%	0%	0%	0%	0%	0%	0%	0%	-3%	-3%	-2%
Extra week in fiscal year	0%	0%	-1%	-3%	0%	0%	7%	1%	0%	0%	0%	0%	0%
Organic sales change[1]	10%	7%	10%	6%	5%	4%	6%	5%	-6%	-3%	-10%	-10%	-8%

(1) Totals may not sum due to rounding and other factors.

19 | Fourth Quarter and Full Year 2016 Financial Review and Analysis | February 1, 2017

AVERY DENNISON Inspired Brands. Intelligent World.

Reconciliation of Adjusted Operating Margin (new segments)

($ in millions)

Label and Graphic Materials Reconciliation of Operating Margins:	FY12	FY13	FY14	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16
Net Sales	$3,959.8	$4,137.3	$4,298.7	$1,032.9	$1,029.0	$ 999.6	$ 970.6	$4,032.1	$1,012.6	$1,064.6	$1,046.3	$1,063.8	$4,187.3
Operating income, as reported	337.8	411.0	396.9	112.8	119.2	118.9	102.5	453.4	126.6	138.3	130.7	120.6	516.2
Non-GAAP adjustments:													
Severance and related costs	30.4	6.9	38.2	6.2	4.2	0.9	1.5	12.8	2.1	2.1	0.6	1.0	5.8
Asset impairment and lease cancellation charges	2.6	3.7	1.9	-	0.2	-	0.6	0.8	-	2.4	0.1	0.2	2.7
Other items	(0.6)	-	1.4	(1.7)	-	-	0.2	(1.5)	-	1.7	2.0	0.8	4.5
Adjusted operating income (non-GAAP)	$ 370.2	$ 421.6	$ 438.4	$ 117.3	$ 123.6	$ 119.8	$ 104.8	$ 465.5	$ 128.7	$ 144.5	$ 133.4	$ 122.6	$ 529.2
Operating Margins	8.5%	9.9%	9.2%	10.9%	11.6%	11.9%	10.6%	11.2%	12.5%	13.0%	12.5%	11.3%	12.3%
Adjusted Operating Margins (non-GAAP)	9.3%	10.2%	10.2%	11.4%	12.0%	12.0%	10.8%	11.5%	12.7%	13.6%	12.7%	11.5%	12.6%

Retail Branding and Information Solutions Reconciliation of Operating Margins:	FY12	FY13	FY14	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16
Net Sales	$1,462.6	$1,534.9	$1,516.0	$ 368.8	$ 364.2	$ 347.2	$ 363.2	$1,443.4	$ 359.5	$ 358.5	$ 351.5	$ 375.9	$1,445.4
Operating income, as reported	39.0	64.8	68.5	14.6	5.1	20.1	11.8	51.6	21.5	23.1	23.2	34.8	102.6
Non-GAAP adjustments:													
Severance and related costs	14.3	19.6	16.0	3.3	11.7	3.6	15.5	34.1	2.8	1.3	1.3	3.0	8.4
Asset impairment and lease cancellation charges	3.4	8.5	5.3	-	0.5	0.2	0.9	1.6	0.4	0.4	0.2	1.1	2.1
Other items	7.0	(8.5)	0.7	2.1	7.7	0.2	-	10.0	-	0.7	-	(1.4)	(0.7)
Adjusted operating income (non-GAAP)	$ 63.7	$ 84.4	$ 90.5	$ 20.0	$ 25.0	$ 24.1	$ 28.2	$ 97.3	$ 24.7	$ 25.5	$ 24.7	$ 37.5	$ 112.4
Operating Margins	2.7%	4.2%	4.5%	4.0%	1.4%	5.8%	3.2%	3.6%	6.0%	6.4%	6.6%	9.3%	7.1%
Adjusted Operating Margins (non-GAAP)	4.4%	5.5%	6.0%	5.4%	6.9%	6.9%	7.8%	6.7%	6.9%	7.1%	7.0%	10.0%	7.8%

20 | Fourth Quarter and Full Year 2016 Financial Review and Analysis | February 1, 2017

AVERY DENNISON Inspired Brands. Intelligent World.

Reconciliation of Adjusted Operating Margin (new segments)

($ in millions)

Industrial and Healthcare Materials Reconciliation of Operating Margins:	FY12	FY13	FY14	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16
Net Sales	$ 441.1	$ 467.8	$ 515.6	$ 126.3	$ 122.8	$ 121.3	$ 121.0	$ 491.4	$ 113.4	$ 118.4	$ 110.9	$ 111.1	$ 453.8
Operating income, as reported	20.0	40.4	45.2	12.6	14.1	15.4	15.0	57.1	15.6	16.9	12.3	9.8	54.6
Non-GAAP adjustments:													
Severance and related costs	1.9	0.4	0.1	1.9	0.9	0.1	0.5	3.4	0.3	0.2	-	-	0.5
Asset impairment and lease cancellation charges	0.2	0.3	4.2	0.4	2.5	1.7	-	4.6	-	-	0.4	-	0.4
Other items	3.9	-	-	-	-	-	-	-	-	-	-	1.0	1.0
Adjusted operating income (non-GAAP)	$ 26.0	$ 41.1	$ 49.5	$ 14.9	$ 17.5	$ 17.2	$ 15.5	$ 65.1	$ 15.9	$ 17.1	$ 12.7	$ 10.8	$ 56.5
Operating Margins	4.5%	8.6%	8.8%	10.0%	11.5%	12.7%	12.4%	11.6%	13.8%	14.3%	11.1%	8.8%	12.0%
Adjusted Operating Margins (non-GAAP)	5.9%	8.8%	9.6%	11.8%	14.3%	14.2%	12.8%	13.2%	14.0%	14.4%	11.5%	9.7%	12.5%

Reconciliation of Corporate Expense:	FY12	FY13	FY14	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	4Q16	FY16
Corporate expense, as reported	$ (88.7)	$ (89.3)	$ (86.5)	$ (24.7)	$ (21.8)	$ (23.6)	$ (22.6)	$ (92.7)	$ (24.9)	$ (63.6)	$ (23.5)	$ (24.4)	$ (136.4)
Adjustments	2.4	(4.8)	3.6	(0.5)	(0.5)	n/a	n/a	(1.0)	n/a	n/a	n/a	n/a	n/a
Corporate expense, as previously reported	(86.3)	(94.1)	(82.9)	(25.2)	(22.3)	(23.6)	(22.6)	(93.7)	n/a	n/a	n/a	n/a	n/a
Non-GAAP adjustments:													
Severance and related costs	2.7	0.3	0.4	2.1	-	0.1	-	2.2	-	-	-	-	-
Asset impairment and lease cancellation charges	0.3	0.6	-	-	-	-	-	-	-	-	-	-	-
Other items	2.7	4.8	-	-	-	0.2	0.1	0.3	-	41.4	-	(0.9)	40.5
Corporate Expense (non-GAAP)	$ (80.6)	$ (88.4)	$ (82.5)	$ (23.1)	$ (22.3)	$ (23.3)	$ (22.5)	$ (91.2)	$ (24.9)	$ (22.2)	$ (23.5)	$ (25.3)	$ (95.9)

21 | Fourth Quarter and Full Year 2016 Financial Review and Analysis | February 1, 2017

AVERY DENNISON Inspired Brands. Intelligent World.

Organic Sales Change (Total Company) Totals may not sum due to rounding and other factors. ($ in millions) 3-Yr CAGR 2013 2014 2015 2016 Net sales $6,140.0 $6,330.3 $5,966.9 $6,086.5 Reported sales change 3.1% -5.7% 2.0% Foreign currency translation 1.1% 8.6% 2.6% Sales change (ex. currency) 4.2% 2.9% 4.6% Extra week impact ~-1.2% ~1.2% Acquisitions/Divestiture 0.6% -0.7% Organic sales change(1) 3.1% 4.6% 3.9% 3.9%

Adjusted Net Income and Adjusted EPS GAAP adjustment for prior periods reflects the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact to the non-GAAP amounts. Net Income ($ in millions) 2013 2014 2015 2016 As reported net income from continuing operations $ 241.7 $ 247.3 $ 274.4 $320.7 Adjustments(1) $ 2.6 $ 3.8 $ (0.6) $ - Previously reported net income from continuing operations 244.3 251.1 273.8 320.7 Non-GAAP adjustments: Restructuring charges and other items $ 36.6 $ 68.2 $ 68.3 $ 65.2 Tax effect of pre-tax adjustments $ (12.3) $ (21.3) $ (22.6) $ (21.4) Adjusted Net Income from Continuing Operations (non-GAAP) $ 268.6 $ 298.0 $ 319.5 $364.5 EPS 3-Yr CAGR 2013 2014 2015 2016 As reported net income per common share from continuing operations, assuming dilution $ 2.41 $ 2.58 $ 2.95 $ 3.54 Adjustments(1) $ 0.03 $ 0.04 $ - $ - Previously reported net income per common share from continuing operations, assuming dilution $ 2.44 $ 2.62 $ 2.95 $ 3.54 Non-GAAP adjustments per common share, net of tax: Restructuring charges and other items $ 0.24 $ 0.49 $ 0.49 $ 0.48 Adjusted Net Income per Common Share from Continuing Operations, assuming dilution (non-GAAP) $ 2.68 $ 3.11 $ 3.44 $ 4.02 14.5%

Return on Total Capital (ROTC) ($ in millions) 2015 2016 As reported net income from continuing operations $ 320.7 Interest expense, net of tax benefit $ 40.3 Effective Tax Rate 32.8% Income from continuing operations, excluding expense and tax benefit of debt financing (non-GAAP) $ 361.0 Total debt $ 1,058.9 $ 1,292.5 Shareholders' equity $ 965.7 $ 925.5 Return on Total Capital (ROTC) (non-GAAP) 17.0%

Net Debt to Adjusted EBITDA

($ in millions)	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	4-pt Avg.
Net sales	$1,528.0	$1,516.0	$1,468.1	$1,454.8	$1,485.5	$1,541.5	$1,508.7	$1,550.8	
As reported net income	$ 71.9	$ 63.7	$ 81.7	$ 57.0	$ 89.6	$ 80.0	$ 89.1	$ 62.0	
Interest expense	$ 15.3	$ 15.3	$ 14.7	$ 15.2	$ 15.3	$ 15.4	$ 14.7	$ 14.5	
Income taxes	$ 28.1	$ 36.6	$ 34.8	$ 35.0	$ 33.9	$ 19.3	$ 38.9	$ 64.3	
Provision for loss (income) from discontinued operations	$ -	$ 1.0	$ (0.4)	$ (0.5)	$ -	$ -	$ -	$ -	
Operating income from continuing operations before interest and taxes, as reported	$ 115.3	$ 116.6	$ 130.8	$ 106.7	$ 138.8	$ 114.7	$ 142.7	$ 140.8	
Adjustments(1)	$ (0.5)	$ (0.5)	n/a	n/a	n/a	n/a	n/a	n/a	
Operating income from continuing operations before interest and taxes, previously reported	$ 114.8	$ 116.1	$ 130.8	$ 106.7	$ 138.8	$ 114.7	$ 142.7	$ 140.8	
Non-GAAP Adjustments:									
Restructuring costs:									
Severance and related costs	$ 13.5	$ 16.8	$ 4.7	$ 17.5	$ 5.2	$ 3.6	$ 1.9	$ 4.0	
Asset impairment and lease cancellation charges	$ 0.4	$ 3.2	$ 1.9	$ 1.5	$ 0.4	$ 2.8	$ 0.7	$ 1.3	
Other items	$ 0.4	$ 7.7	$ 0.4	$ 0.3	$ -	$ 43.8	$ 2.0	$ (0.5)	
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$ 129.1	$ 143.8	$ 137.8	$ 126.0	$ 144.4	$ 164.9	$ 147.3	$ 145.6	
Depreciation	$ 33.2	$ 31.7	$ 30.4	$ 29.9	$ 29.0	$ 29.6	$ 30.2	$ 28.7	
Amortization	$ 16.1	$ 15.7	$ 15.7	$ 15.6	$ 15.3	$ 15.5	$ 15.9	$ 15.9	
Adjusted net income before interest, taxes, depreciation & amortization ("EBITDA") (non-GAAP)	**$ 178.4**	**$ 191.2**	**$ 183.9**	**$ 171.5**	**$ 188.7**	**$ 210.0**	**$ 193.4**	**$ 190.2**	
Total Debt	$1,206.0	$1,146.9	$1,049.0	$1,058.9	$1,228.2	$1,161.9	$1,300.6	$1,292.5	
Less: Cash and cash equivalents	$ 189.0	$ 225.7	$ 143.8	$ 158.8	$ 169.6	$ 216.1	$ 189.4	$ 195.1	
Net Debt	**$1,017.0**	**$ 921.2**	**$ 905.2**	**$ 900.1**	**$1,058.6**	**$ 945.8**	**$1,111.2**	**$1,097.4**	
Net Debt to Adjusted LTM* EBITDA (Non-GAAP)					**1.4**	**1.3**	**1.5**	**1.4**	**1.4**

*LTM = Last twelve months

(1) GAAP adjustment for prior periods reflects the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact to the non-GAAP amounts.

25 | Fourth Quarter and Full Year 2016 Financial Review and Analysis | February 1, 2017

AVERY DENNISON Inspired Brands. Intelligent World.

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